SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a — 6(e)(2))
☑	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

Global Cash Access Holdings, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROXY STATEMENT
GENERAL INFORMATION
PROPOSAL 1 ELECTION OF CLASS II DIRECTORS
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE
BOARD AND CORPORATE GOVERNANCE MATTERS
TRANSACTIONS WITH RELATED PERSONS
PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLANS
REPORT OF COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

GLOBAL CASH ACCESS HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2007

TIME	9:00 a.m., Pacific Daylight Time, on May 4, 2007

LOCATION	Green Valley Ranch Resort, Spa & Casino 2300 Paseo Verde Drive Henderson, Nevada 89052

PROPOSALS	1. To elect three Class II directors to serve until the 2010 annual meeting of stockholders and until their successors are elected and qualified.

2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Global Cash Access Holdings, Inc. for the fiscal year ending December 31, 2007.

3. To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement which is attached and made a part hereof.

RECORD DATE	You are entitled to vote at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof if you were a stockholder at the close of business on March 15, 2007.

VOTING	YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE PROMPTLY TO ENSURE YOUR PRESENCE AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. You may vote your shares by using the Internet or the telephone. Instructions for using these services are set forth on the enclosed proxy card. You may also vote your shares by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Kirk Sanford
Chief Executive Officer

Las Vegas, Nevada
April 13, 2007

GLOBAL CASH ACCESS HOLDINGS, INC.
3525 East Post Road, Suite 120
Las Vegas, Nevada 89120
(800) 833-7110

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these proxy materials?

The Board of Directors (the “Board”) of Global Cash Access Holdings, Inc., a Delaware corporation (the “Company”), is furnishing these proxy materials to you in connection with the Company’s 2007 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held at the Green Valley Ranch Resort, Spa & Casino, 2300 Paseo Verde Drive, Henderson, Nevada 89052, on May 4, 2006 at 9:00 a.m., Pacific Daylight Time. You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals outlined in this proxy statement (“Proxy Statement”).

What proposals will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting:

1. To elect three Class II directors to serve until the 2010 annual meeting of stockholders and until their successors are elected and qualified.

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (hereinafter referred to as “independent auditors”) for the fiscal year ending December 31, 2007.

3. To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

As to any other business which may properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote according to their best judgment. The Company does not know now of any other matters to be presented or acted upon at the Annual Meeting.

What are the recommendations of the Board?

The Board recommends that you vote “FOR” the election of the three Class II directors, and “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.

What is the record date and what does it mean?

The record date for the Annual Meeting is March 15, 2007. The record date is established by the Board as required by Delaware law. Holders of shares of the Company’s common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.

What shares can I vote?

Each stockholder of the Company’s common stock, par value $0.001 per share (“Common Stock”), is entitled to one vote for each share of Common Stock owned as of the record date. Holders of Common Stock are referred to herein as “Stockholders.”

At the record date, 82,968,078 shares of Common Stock were issued and outstanding.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the record date will constitute a quorum permitting the Annual Meeting to conduct its business.

How are abstentions and broker non-votes treated?

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Routine matters include, among others, the election of directors and ratification of auditors.

Broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting and, therefore, do not have an effect on Proposals 1 or 2. For the purpose of determining whether the Stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstentions have the same effect as negative votes. Shares held by brokers who do not have discretionary authority to vote on a particular matter and have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether Stockholders have approved that matter.

What is the voting requirement to approve each of the proposals?

Proposal 1.  The three candidates receiving the greatest number of affirmative votes of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting will be elected, provided a quorum is present and voting. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal 2.  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm will require the affirmative vote of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on Proposal 2.

All shares of Common Stock represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies from holders of Common Stock will be voted FOR Proposals 1 and 2.

How do I vote my shares?

You can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting:

•	by mailing the enclosed proxy card;

•	over the telephone by calling a toll-free number; or

•	electronically, using the Internet.

The Internet and telephone voting procedures have been set up for your convenience and are designed to authenticate Stockholders’ identities, to allow Stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for Stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

Who will tabulate the votes?

An automated system administered by ADP Investor Communication Services (“ADP”) will tabulate votes cast by proxy at the Annual Meeting and a representative of the Company will tabulate votes cast in person at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual Stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, or (ii) to allow for the tabulation and/or certification of the vote.

Can I change my vote after submitting my proxy?

You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by one of the following four ways:

•	submitting another proxy card bearing a later date;

•	sending a written notice of revocation to the Secretary of the Company at 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120;

•	submitting new voting instructions via telephone or the Internet; or

•	attending AND voting in person at the Annual Meeting.

Who is paying for this proxy solicitation?

This proxy solicitation is being made by the Company. This Proxy Statement and the accompanying proxy were first sent by mail to the Stockholders on or about April 13, 2007. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.

How can I find out the voting results?

The Company will announce the preliminary results at the Annual Meeting and publish the final results in the Company’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2007.

How do I receive electronic access to proxy materials for future annual meetings?

Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company. If you are a Stockholder of record and would like to receive future Stockholder materials electronically, you can elect this option by following the instructions provided when you vote your proxy over the Internet at www.ProxyVote.com.

If you chose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your broker or the Company to rescind your instructions. You do not have to elect Internet access each year.

If your shares are registered in the name of a brokerage firm, you still may be eligible to vote your shares electronically over the Internet. A large number of brokerage firms are participating in the ADP online program, which provides eligible Stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in ADP’s program, your proxy card will provide instructions for voting online. If your proxy card does not reference Internet information, please complete and return the proxy card in the postage-paid envelope provided.

How can I avoid having duplicate copies of the proxy statements sent to my household?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. The practice of “householding” means that only one copy of the proxy statement and annual report will be sent to multiple Stockholders in a Stockholder’s household. The Company will promptly deliver a separate copy of either document to any Stockholder who contacts the Company’s Investor Relations department at 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120 requesting such copies. If a Stockholder is receiving multiple copies of the proxy statement and annual report at the Stockholder’s household and would like to receive a single copy of those documents for a Stockholder’s household in the future, that Stockholder should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

When are stockholder proposals due for next year’s annual meeting?

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.  For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the Company’s 2008 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company between January 5, 2008 and February 4, 2008. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.  Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and intended to be presented at the Company’s 2008 Annual Meeting of Stockholders must be received by the Company not later than December 14, 2007 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

The Board is divided into three classes as nearly equal in number as possible. The members of each class of directors serve staggered three-year terms. Currently, the Board is composed of the following nine members:

Class	Directors	Term Expiration

I	Kirk Sanford, E. Miles Kilburn and William H. Harris	2009 Annual Meeting of Stockholders
II	Robert Cucinotta, Charles J. Fitzgerald and Geoff Judge	2007 Annual Meeting of Stockholders
III	Karim Maskatiya, Walter G. Kortschak and Fred C. Enlow	2008 Annual Meeting of Stockholders

The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has nominated, the three nominees named below for election as Class II directors of the Company, each to serve a three-year term until the 2010 annual meeting of stockholders and until a qualified successor is elected or until the director’s earlier resignation or removal. Each of the nominees, who are current directors of the Company, has consented, if elected as a Class II director of the Company, to serve until his term expires. The Board has no reason to believe each of the nominees will not serve if elected, but if any one of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

Class II Director-Nominees For Three Year Terms That Will Expire in 2010

Robert Cucinotta Age 46	Robert Cucinotta is a co-founder of the Company and has served as a member of the Board since the Company’s incorporation. Mr. Cucinotta is a 50% stockholder and Secretary of M&C International. From 1992 to present, Mr. Cucinotta has been a principal of USA Processing, Inc. From 2000 to present, Mr. Cucinotta has been a principal of MCA Processing, LLC. From 2001 to present, Mr. Cucinotta has been a principal of WD International, L.L.C., formerly known as Cornerstone Payment Systems, L.L.C. Mr. Cucinotta is also Secretary of USA Payments and Secretary of USA Payment Systems. Mr. Cucinotta has been a real estate investor and developer in Northern California since 1983.

Charles J. Fitzgerald Age 39	Charles J. Fitzgerald has served as a member of the Board since the Company’s incorporation. Mr. Fitzgerald has been a partner and member of various entities affiliated with Summit Partners, a private equity and venture capital firm, since January 2005. Prior to that, he was a principal of Summit Partners from 2002 to 2004 and a vice president from 2001 to 2002. From 1998 to 2001, Mr. Fitzgerald was the chief executive officer of North Systems, Inc., a software vendor. Mr. Fitzgerald also serves as a director of WebSideStory, Inc., a provider of on-demand web analytics and several privately held companies.

Geoff Judge Age 52	Geoff Judge has served as a member of the Board since September 2006. Mr. Judge is an angel investor. Since 2005, Mr. Judge has been acting chief revenue officer of Piczo, Inc., an online social networking service. From 2003 to 2005, he was an investor in and the chief operating officer of Preclick, a digital photography software firm. In 2002, he was the chief operating officer of Media Solution Services, Inc., a provider of credit card billing insert media. From 1997 to 2002, Mr. Judge was a co-founder and senior vice president and general manager of the media division of 24/7 Real Media. From 1995 to 1997 he was a vice president of marketing for iMarket, Inc., a software company. From 1985 to 1995, Mr. Judge was a vice president and general manager in the credit card division of American Express.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION
TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE

The Company’s directors listed below will continue in office for the remainder of their terms or earlier in accordance with the Company’s Bylaws. Information regarding the business experience of each such director is provided below.

Class I Directors Whose Terms Will Expire in 2009

Kirk Sanford Age 40	Kirk Sanford has served as the Company’s President and Chief Executive Officer since 1999 and was a member of the Company’s management committee when the Company conducted its operations as a limited liability company from 1998 through May 2004. Mr. Sanford joined the Board in March 2005. Before serving as the Company’s Chief Executive Officer, Mr. Sanford was the Company’s Executive Vice President of Sales, Marketing and Product Development from 1998 to 1999. Prior to joining the Company, Mr. Sanford was the general manager of a joint venture between USA Processing, Inc. and BA Merchant Services, Inc. from 1995 to 1998, where he managed the operations, sales, marketing and product development of the joint venture. Prior to that position, Mr. Sanford was Executive Vice President of Sales for Universal Services Association, a start-up merchant payment services company.

E. Miles Kilburn Age 44	E. Miles Kilburn has served as a member of the Board since March 2005. Mr. Kilburn has been a private investor since June 2004. Prior to that, he was Executive Vice President and Chief Strategy Officer of Concord EFS, Inc. (which became a wholly-owned subsidiary of First Data Corporation in February 2004) from 2003 to 2004, and Senior Vice President of Business Strategy and Corporate Development from 2001 to 2003. He served as Chief Executive Officer of Primary Payment Systems, Inc., a majority-owned subsidiary of Star Systems, Inc., from 2002 to 2003, and Chief Financial Officer from 1997 to 1999. Mr. Kilburn was Group Executive Vice President and Chief Financial Officer of Star Systems, Inc. from 1999 to 2001. Mr. Kilburn also serves as a director of several privately held companies.

William H. Harris Age 51	William H. Harris has served as a member of the Board since April 2005. Mr. Harris has been a private investor in and chairman of numerous privately held companies since 2001. Prior to that, he was Chief Executive Officer of PayPal, Inc. from 1999 to 2000. Prior to that, he served as an executive officer, including Chief Executive Officer for a period, of Intuit, Inc. from 1995 to 1999. Mr. Harris also serves as a director of EarthLink, Inc., an internet service provider, and WebSideStory, Inc., a provider of on-demand web analytics.

Class III Directors Whose Terms Will Expire in 2008

Karim Maskatiya Age 54	Karim Maskatiya is a co-founder and co-chairman of the Company and has served as a member of the Board since the Company’s incorporation. Mr. Maskatiya is also a 50% stockholder and President and Chairman of M&C International. From 1992 to present, Mr. Maskatiya has been a principal of USA Processing, Inc., an independent sales organization in the merchant processing industry. From 2000 to present, Mr. Maskatiya has been a principal of MCA Processing, LLC, a developer of electronic payment products. From 2001 to present, Mr. Maskatiya has been a principal of WD International, L.L.C., formerly known as Cornerstone Payment Systems, L.L.C., an independent sales organization in the merchant processing industry. Mr. Maskatiya is also President and Chairman of USA Payments, a payment processing company whose services are used by the Company, and President of USA Payment Systems, a payment processing company whose services are used by the Company. Mr. Maskatiya has also been a real estate investor and developer in Northern California since 1978.

Walter G. Kortschak Age 47	Walter G. Kortschak has served as a member of the Board since the Company’s incorporation. Mr. Kortschak is a managing partner and managing member of various entities affiliated with Summit Partners, a private equity and venture capital firm, where he has been employed since June 1989. Prior to that, he was a Vice President at Crosspoint Venture Partners, a venture capital firm. Mr. Kortschak also serves as a director of Somera Communications, Inc., a telecommunications equipment company, the National Venture Capital Association and several privately held companies.

Fred C. Enlow Age 66	Fred C. Enlow has served as a member of the Board since October 2006. Since 2000, Mr. Enlow has been a consultant to various financial institutions, primarily involving international consumer financial business. He is currently a director of Prudential Vietnam Finance Company. Previously, he was a group executive director of Standard Chartered Bank PLC, a vice chairman and director of MBNA America Bank, chairman of MasterCard International’s Asia Pacific region and member of the board of directors and executive committee of MasterCard International.

BOARD AND CORPORATE GOVERNANCE MATTERS

Board Committees and Meetings

During fiscal 2006, the Board held five meetings. Except for Messrs. Maskatiya and Cucinotta, each of whom attended three of the five meetings, each director attended at least 75% of the total number of the meetings of the Board and meetings of the committee of the Board on which he served. The Board has three committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The members of the committees during fiscal 2006 are identified in the following table:

Nominating and
Corporate
Director	Audit	Compensation	Governance

Kirk Sanford
E. Miles Kilburn	Chair	X	X
William H. Harris	X
Robert Cucinotta
Charles J. Fitzgerald		X	X
Karim Maskatiya
Walter G. Kortschak(1)		Chair	Chair
Geoff Judge	X
Fred C. Enlow

(1)	Mr. Kortschak served as a member of the Audit Committee for the portion of fiscal 2006 prior to Mr. Judge’s appointment to the Board.

Annual Meeting of Stockholders

The Company encourages, but does not require, its Board members to attend the annual stockholders meeting.

Committees of the Board

The Audit Committee met five times in fiscal 2006. The Audit Committee has the responsibility for, among other things:

•	reviewing policies and procedures adopted by management regarding fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission;

•	overseeing the Company’s accounting and financial reporting processes, overseeing audits of the Company’s financial statements and reviewing the Company’s audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluating the adequacy and effectiveness of internal controls that could significantly affect the company’s financial statements, as well as the adequacy and effectiveness of the Company’s disclosure controls and procedures and management’s reports thereon;

•	reviewing and discussing reports from the Company’s independent auditor regarding: (a) all critical accounting policies and practices to be used by the Company; (b) all alternative treatments of financial information within GAAP that have been discussed with management; and (c) other material written communications between the Company’s independent auditor and management;

•	reviewing major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s independent auditor, internal auditors or management, and reviewing the significant reports to management prepared by the Company’s internal auditing department and management’s responses;

•	establishing procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	advising the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations; and

•	overseeing the work of the registered public accounting firm engaged in audit, review or attest services for the Company, overseeing the appointment, compensation and retention of the registered public accounting firm, and overseeing and ensuring the independence of the Company’s independent auditor, and reviewing and pre-approving of all audit services and permissible non-audit services to be performed by the Company’s independent auditor.

The Board has determined that Mr. Kilburn is an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K and is independent under applicable NYSE rules. A copy of the Audit Committee charter can be viewed at the Company’s website at www.globalcashaccess.com.

The Compensation Committee met four times in fiscal 2006. The Compensation Committee has the responsibility for, among other things:

•	assisting the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers;

•	reviewing and approving goals and objectives for Chief Executive Officer compensation and recommending to the Board non-Chief Executive Officer compensation and incentive compensation plans and equity based plans that are subject to Board approval;

•	administering the Company’s incentive compensation plans and equity based plans, approving new equity compensation plan or material changes to an existing plan where stockholder approval has not been obtained, and approving awards as determined by the Board; and

•	ensuring corporate performance measures and goals are set and determining the extent that established goals have been achieved and any related compensation earned.

A copy of the Compensation Committee charter can be viewed at the Company’s website at www.globalcashaccess.com.

The Nominating and Corporate Governance Committee met two times in fiscal 2006. The Nominating and Corporate Governance Committee has the responsibility for, among other things:

•	developing and recommending to the Board, and implementing a set of corporate governance principles and procedures;

•	developing and recommending to the Board, and implementing and monitoring compliance with, a code of business conduct and ethics for directors, officers and employees, and promptly disclosing and waivers for directors or executive officers;

•	assessing the adequacy of the code of business conduct and ethics and recommending any changes;

•	assisting the Board in assessing Board composition, selecting nominees for election to the Board consistent with criteria approved by the Board, and advising the Board on each committee of the Board regarding member qualifications, committee appointments and removals, committee structure and operations and committee reporting;

•	determining the compensation of members of the board and its committees;

•	advising the Board on candidates for executive offices, and advising the Board on candidates for the position of Chairman of the Board and Chief Executive Officer; and

•	establishing and monitoring a process of assessing the Board’s effectiveness and overseeing the evaluation of the Board and management.

The Nominating and Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.globalcashaccess.com.

As provided in the charter of the Nominating and Corporate Governance Committee, nominations for director may be made by the Nominating and Corporate Governance Committee or by a Stockholder of record entitled to vote. The Nominating and Corporate Governance Committee will consider and make recommendations to the Board regarding any Stockholder recommendations for candidates to serve on the Board. Stockholders wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Company’s Investor Relations Department-Attention Nominating and Corporate Governance Committee at 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120 providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating Stockholder’s ownership of Company’s stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Nominating and Corporate Governance Committee. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a Stockholder. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.

In reviewing potential candidates for the Board, the Nominating and Corporate Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria. A detailed description of the criteria used by the Nominating and Corporate Governance Committee in evaluating potential candidates may be found in the charter of the Nominating and Corporate Governance Committee which is posted on the Company’s website at www.globalcashaccess.com.

Director Independence

Under independence standards established by the Board, a director does not qualify as independent unless the Board affirmatively determines that the director does not have any material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Board considers such facts and circumstances as it deems relevant to the determination of director independent. To assist in making its determination regarding independence, the Board considers, at a minimum, the following categorical standards:

•	A director who is an employee, or whose immediate family member is an executive officer, of the Company or any of its subsidiaries is not independent until three years after the end of such employment relationship;

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation;

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company or any of its subsidiaries is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s or any of its subsidiaries present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship;

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (which does not include chartable entities) that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold; and

•	Any director that has a material relationship with the Company shall not be independent. Any relationship not required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended, shall be presumptively not material. For relationships not covered by the preceding sentence, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the Board. The Company shall explain in the next proxy statement the basis for any board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth above.

The Board has determined that the following directors have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), and each is independent within the meaning of independence as set forth in the rules of the New York Stock Exchange: Walter G. Kortschak, Charles J. Fitzgerald, E. Miles Kilburn, William H. Harris, Geoff Judge and Fred C. Enlow.

Executive Sessions of Non-Management Directors

Mr. Kilburn has been selected as the Presiding Director to preside over meetings of our non-management directors in executive session with no management or employees present.

Access to Corporate Governance Policies

Stockholders may access the Company’s committee charters, the code of ethics and corporate governance guidelines at Company’s Internet website at www.globalcashaccess.com. Copies of the Company’s committee charters, corporate governance guidelines and code of ethics will be provided to any stockholder upon written request to the Secretary of the Company, Global Cash Access Holdings, Inc., 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120 or via electronic mail to secretary@gcamail.com.

Communication between Interested Parties and Directors

Stockholders and other interested parties may communicate with individual directors (including the Presiding Director), the members of a committee of the Board, the independent directors as a group or the Board as a whole by addressing the communication to the named director, the committee, the independent directors as a group or the Board as a whole c/o Secretary, Global Cash Access Holdings, Inc., 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120 or via electronic mail to secretary@gcamail.com. The Company’s Secretary will forward all correspondence to the named director, committee, independent directors as a group or the Board as a whole, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Directors’ Compensation

All non-employee directors that are not affiliated with a principal (i.e. greater than 10%) stockholder of the Company will receive an annual fee of $20,000. In addition, each member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that is independent, within the meaning of the applicable rules of the New York Stock Exchange receives an additional annual fee of $5,000 and the chairman of the Company’s Audit Committee will receive a further additional annual fee of $5,000. In addition, each non-employee director that is not affiliated with a principal stockholder of the Company will be granted, upon the director’s initial appointment to the Board, an option to purchase 100,000 shares of the Company’s Common Stock under the Company’s 2005 Stock Incentive Plan. The exercise price for these options is the fair market value of the Company’s Common Stock at the time of the grant of the stock options. For each grant, one eighth of the options will vest after six months of service as a director, and the remainder will vest ratably in equal monthly installments over the succeeding forty-two months; provided, however, that the options will vest in their entirety upon a change of control of the Company. The options have a term of ten years.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the Company’s directors or executive officers.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics for its directors, officers and other employees. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct and Ethics. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.globalcashaccess.com.

TRANSACTIONS WITH RELATED PERSONS

Stock Option and Restricted Stock Grants

On March 1, 2006, Kirk Sanford, Harry Hagerty, Diran Kludjian, Kathryn S. Lever, Kurt Sullivan, Thomas Sears, William H. Harris and E. Miles Kilburn were granted awards of 216,665, 108,332, 30,000, 11,250, 15,000, 15,000, 15,000 and 15,000 restricted shares, respectively, of the Company’s Common Stock pursuant to the Company’s 2005 Stock Incentive Plan. These shares of restricted stock vest over a four-year period commencing in February 2006, subject to certain accelerated vesting provisions, and are subject to forfeiture to the Company in the event of the termination of the executive’s employment.

Upon their appointments to the Board, Geoff Judge and Fred C. Enlow were each granted an option to purchase 100,000 shares of the Company’s Common Stock at exercise prices of a prices of $15.08 per share and $16.05 per share, respectively.

Extensions of Credit From Arriva Card, Inc.

Officers, directors and employees of the Company may apply for and be issued credit cards by Arriva Card, Inc., a wholly-owned subsidiary of the Company, in the ordinary course of business on the same terms and conditions generally applicable to other applicants and cardholders.

Directors’ Compensation

For their service as members of the Board during 2006, each of Messrs. Kilburn, Harris, Judge and Enlow were paid fees at an annualized rate of $20,000. Messrs. Kilburn, Harris and Judge received an additional annual fee of $5,000 for service on the Audit Committee, and Mr. Kilburn received an additional annual fee of $5,000 for service as chairman of the Audit Committee. Mr. Kilburn received an additional annual fee of $5,000 for his service on the Compensation Committee, and an additional annual fee of $5,000 for his service on the Nominating and Corporate Governance Committee.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers, and entered into such agreements with Geoff Judge and Fred C. Enlow in fiscal 2006. The indemnity agreements provide, among other things, that the Company will indemnify its directors and officers under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements each may be required to pay in actions or proceedings which either of them may be made a party by reason of their positions as a director or other agent of the Company or any of its subsidiaries, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Entities Controlled by Karim Maskatiya and Robert Cucinotta

Karim Maskatiya and Robert Cucinotta, members of the Board, together hold 100% of the ownership interests in, and comprise the Board of Directors of, M&C International. Prior to March 2005, Kirk Sanford, the Company’s Chief Executive Officer, held an approximately 1% ownership interest in, and was previously a director of, M&C International. M&C International holds approximately 23.5% of the Company’s Common Stock. Through our wholly-owned subsidiary, Global Cash Access, Inc., the Company is currently a party to multiple agreements with three other entities in which in which members of Mr. Maskatiya’s family or Messrs. Maskatiya and Cucinotta have significant ownership and management interests. Those companies are: Infonox on the Web, in which members of Mr. Maskatiya’s family have majority ownership interest and are two directors on that company’s three member Board of Directors; USA Payments in which Messrs. Maskatiya and Cucinotta are the sole owners and comprise that company’s entire Board of Directors; and USA Payment Systems, in which Messrs. Maskatiya and Cucinotta collectively have a 50% ownership interest and are two directors on that company’s four member Board of Directors. Through Central Credit, LLC, the wholly-owned subsidiary of Global Cash Access, Inc., the Company is a party to an agreement with Casino Credit Services, LLC, an entity that is wholly owned by M&C International; M&C International has negotiated a definitive agreement pursuant to which all of the membership interests in Casino Credit Services, LLC will be transferred to an unrelated party pending regulatory approval. The terms of the Company’s agreements with each of these entities are summarized below. The Company may, in the future, attempt to acquire USA Payments, USA Payment Systems or Infonox on the Web, although the Company is not currently engaged in any negotiations or discussions for that purpose. Any such acquisition may involve the Company making payments, directly or indirectly, to Messrs. Maskatiya and Cucinotta or members of Mr. Maskatiya’s family.

In addition to his prior approximately 1% ownership interest in M&C International, prior to 2005, Mr. Sanford was compensated with payments from M&C International and USA Payments for advisory services that he performed for those entities. The terms of his prior advisory services arrangement were solely economic, did not provide Mr. Sanford with any voting rights or rights to participate in the management of either entity, and did not provide Mr. Sanford with any rights to proceeds upon the liquidation of M&C International or USA Payments. In 2005, M&C International redeemed in full Mr. Sanford’s ownership interest in M&C International. Pursuant to his employment agreement with the Company, Mr. Sanford has agreed not to perform services for or to receive any compensation or other remuneration from entities affiliated with Messrs. Maskatiya and Cucinotta, including M&C International and USA Payments. In May 2006, the Board consented to Mr. Sanford receiving an additional payment in the amount of $4.7 million from M&C International in respect of certain tax liabilities incurred by him as a result of the forgiveness in 2005 of certain indebtedness owed by Mr. Sanford to M&C International, a payment in 2005 for advisory services to Mr. Sanford and the redemption of Mr. Sanford’s interest in M&C International in 2005. In November 2006, the Board consented to Mr. Sanford receiving a personal gift from Mr. Maskatiya, made entirely from Mr. Maskatiya’s personal assets and without any use of Company assets or funds, of an automobile and related accessories having a fair market value at the time of the gift of not more than $200,000.

Infonox on the Web

Members of Mr. Maskatiya’s family own a majority ownership interest in Infonox on the Web and are two directors on the three member Board of Directors of Infonox on the Web. The Company is a party to a Professional Services Agreement and a Technology Side Letter with Infonox on the Web pursuant to which Infonox on the Web develops, implements, maintains, hosts, operates, monitors and supports software for the Company on an as requested basis, including the transaction processing infrastructure upon which the Company’s systems operate. This transaction processing infrastructure consists of a customized implementation of a generic reusable transaction processing infrastructure developed by Infonox on the Web. Infonox on the Web has retained ownership of the underlying generic transaction processing infrastructure, but has granted the Company a license, pursuant to the Software License Agreement described below, to use the generic transaction processing infrastructure during the term of the Professional Services Agreement. The Company possesses all ownership rights in the customized portions of the implementation of the generic transaction processing infrastructure that Infonox has developed exclusively for the Company under this agreement.

The Company’s engagement of Infonox on the Web pursuant to the Professional Services Agreement is exclusive within the gaming industry such that Infonox on the Web may not perform any professional services with respect to machines or devices used in the gaming industry other than for the Company, except where those services are performed for non-gaming merchant operations conducted at establishments where gaming activity occurs for the purchase of or payment for goods or services other than money orders or gaming goods or services, subject to some conditions. The Company, on the other hand, is free to engage third parties to provide professional services to the Company, subject to Infonox on the Web’s proprietary rights in the underlying generic transaction processing infrastructure and the limitations on the Company’s ability to sublicense the Company’s license rights therein to a third party during the term of the Software License Agreement with Infonox on the Web. In the event that the Company requires different or additional professional services or service levels with respect to the underlying generic transaction processing infrastructure or the customized implementation thereof that Infonox on the Web cannot or does not agree to provide then, pursuant to a Letter Agreement dated May 13, 2004 between USA Payment Systems, USA Payments, Infonox on the Web and the Company, the Company has the right to engage third-party professional service providers, sublicense to them rights in Infonox on the Web’s proprietary technology that are licensed to the Company by Infonox on the Web under the Software License Agreement, and cause Infonox on the Web to cooperate with such third-party professional service providers to enable them to provide such professional services or service levels to the Company.

Under the agreement, the Company owns all work product, including the customized portions of the implementation of the generic transaction processing infrastructure produced by Infonox on the Web in the course of its provision of professional services to the Company, including all intellectual property rights therein. This agreement contains a service level guarantee by Infonox on the Web that the transaction processing infrastructure will be available to the Company and the Company’s customers at least 99% of the time during any calendar month, subject to some exceptions. If Infonox fails to meet this service level guarantee during any calendar month, then the Company has the right, as the Company’s sole and exclusive remedy for such a breach, to terminate these professional services upon notice to Infonox during the 30-day period following that breach. As of May 2004, the Company is obligated to pay Infonox on the Web a fixed fee of $100,000 per month for the remainder of the term of these services, potentially subject to adjustments starting in January 2005, and to reimburse Infonox on the Web for some of the expenses it incurs in the performance of services for the Company. Under this agreement, Infonox on the Web’s implementation, hosting, operation, maintenance and support of a majority of the Company’s systems is scheduled to expire on March 10, 2014, but may be terminated upon certain types of breaches by either party, such as the Company’s failure to pay fees owing to Infonox on the Web under the agreement or Infonox on the Web’s breach of the service level agreement. The agreement requires Infonox on the Web to continue to provide services during a transition period not to exceed 90 days following termination of the agreement, if the Company so requests and regardless of the legal basis for such termination. During the year ended December 31, 2006, the Company incurred costs and expenses of $2.0 million in connection with these services.

Pursuant to a Software License Agreement and a Technology Side Letter with Infonox on the Web, the Company enjoys a royalty-free, worldwide right and license to use the generic transaction processing infrastructure described above, including its component software, hardware and related services, solely in connection with the Company’s use of the customized implementation of the infrastructure which is hosted and operated by Infonox on the Web pursuant to the Professional Services Agreement. The Company’s license to the generic transaction processing infrastructure is exclusive in the gaming industry such that Infonox on the Web may not grant any other licenses to the generic transactions processing infrastructure to any third party, or exercise any of its own rights in that technology except as agreed by the parties, for use with machines or devices used in the gaming industry. The agreement obligates Infonox on the Web to deposit into third-party escrow, and periodically update its deposit of, the source code to the underlying generic transaction processing infrastructure, and to provide the Company on an automatic basis with source code to any modifications made to customize the generic transaction processing infrastructure for the Company. The Company has rights to access the deposited source code under limited circumstances, such as Infonox on the Web ceasing to do business, entering into bankruptcy, discontinuing its hosting and operation of the customized implementation of the generic transaction processing infrastructure for the Company, or Infonox on the Web breaching specified obligations to the Company under the Professional Services Agreement or this Software License Agreement. The term of this agreement lasts at least as long as Infonox on the Web is contractually obligated to host and operate the customized implementation of the generic transaction processing infrastructure for the Company pursuant to the Professional Services Agreement, subject to the Company’s right to continue using any software source code released from escrow prior to expiration of the Software License Agreement and the Company’s rights to sublicense that source code to an alternative third-party provider of software services. Upon termination of this agreement, Infonox on the Web is obligated to cooperate in the Company’s transition to such an alternative third-party provider if the Company so requests. In addition, upon the expiration of the Software License Agreement or in the event of Infonox on the Web’s uncured material breach of either the Software License Agreement or the Professional Services Agreement, provided that the Company has not committed any uncured material breach of any material term of the Software License Agreement at any time during the term of that agreement, the Company will receive a non-exclusive, royalty-free, irrevocable, worldwide license to continue using the underlying generic transaction processing infrastructure, solely in its object code form at the time of such license grant, and to sublicense that code to specified other parties, including the Company’s affiliates and third-party service providers solely for use in the gaming industry.

USA Payments and USA Payment Systems

USA Payments is wholly owned in equal shares by Messrs. Maskatiya and Cucinotta, and Messrs. Maskatiya and Cucinotta comprise its Board of Directors. USA Payment Systems is owned 50% in equal shares by Messrs. Maskatiya and Cucinotta, and Messrs. Maskatiya and Cucinotta are two of the four members of its Board of Directors. The Company is party to an Amended and Restated Agreement for Electronic Payment Processing and a Technology Side Letter with USA Payments and USA Payment Systems pursuant to which they perform for the Company electronic payment processing services relating to credit card cash advances, POS debit card transactions and ATM withdrawal transactions, including transmitting authorization requests to the relevant networks or gateways, forwarding transaction approvals or denials to the Company, and facilitating the settlement of all funds in connection with approved and consummated transactions. This agreement contains a service level guarantee by USA Payments and USA Payment Systems that the electronic payment processing system used to process the Company’s transactions will be available to process authorization requests the Company transmits to USA Payments and USA Payment Systems computer switch at least 99% of the time during any calendar month and 90% of the time during any calendar day, subject to some exceptions. The agreement prohibits USA Payments and USA Payment Systems from scheduling any system maintenance or unavailability on a weekend or holiday without the Company’s prior permission, and permits systems maintenance or unavailability only during times that the Company previously approves.

Pursuant to the agreement, the Company engaged USA Payments to provide services to the Company, and USA Payments in turn delegated some of its obligations and assigned some of its rights to USA Payment Systems.

Under the agreement, USA Payments or USA Payment Systems is required to enter into agreements with credit card, POS debit card or ATM networks necessary to provide services to the Company, and they must obtain the right to act as a switch processor, intercept processor and/or acquirer with respect to such networks, and provide the service to the Company as a switch processor, intercept processor and/or acquirer. The agreement obligates USA Payments and USA Payment Systems to maintain the confidentiality of the Company’s patron and transaction data and to maintain an information security program and internal controls to safeguard the Company’s patron and transaction data.

The Company is required to enter and comply with agreements required by the gateway or network through which USA Payments or USA Payment Systems processes transactions, and must have a financial institution sponsor the Company or USA Payments or USA Payment Systems with each network or gateway with which the Company or USA Payment Systems has an agreement that requires such a sponsor. The Company is required to have a financial institution perform settlement services in connection with the settlement of transactions processed through the services provided to the Company.

The agreement requires the Company to pay fixed monthly fees to USA Payments together with a per transaction fee based on the volume of transactions that processed under the agreement, subject to an annual minimum number of transactions. The fee is $0.03 per transaction for up to 50 million transactions, $0.025 per transaction for between 50 million and 100 million transactions, and $0.001 per transaction for over 100 million transactions. The scale of per transaction fees and annual minimum number of transactions remain fixed for the term of the agreement. This agreement also requires the Company to pay directly or reimburse USA Payments and USA Payment Systems for gateway or network fees, all direct telecommunication charges on a per transaction basis as billed by the provider, and monthly fees of $6,000 and $12,000 for Mastercard and VISA base processing, respectively, incurred in connection with providing these services to the Company. During the year ended December 31, 2006, the Company incurred costs and expenses of $4.2 million in connection with the provision of these services (exclusive of pass-through billing of expenses that USA Payments paid on the Company’s behalf).

The Company’s engagement of USA Payments and USA Payment Systems is exclusive within the gaming industry, such that neither USA Payments nor USA Payment Systems can, subject to limited exceptions, provide these services with respect to any third party’s machines or devices used in the gaming industry, including without limitation machines or devices that provide cash access services to patrons of gaming establishments, but permits the Company to obtain these services from other providers. This agreement expires on March 10, 2014, but automatically renews for 12 month terms unless either the Company or USA Payments or USA Payment Systems provides 90 days prior written notice of termination. This agreement is terminable by the Company following an uncured material breach by USA Payments or USA Payment Systems, or by USA Payments following an uncured material breach by the Company, such as the Company’s failure to pay fees that are owing under the agreement, subject to USA Payments’ and USA Payment Systems’ obligation to continue to provide services to the Company during a 180-day transition period, if the Company so requests.

Upon the consummation of the Company’s initial public offering, the Company purchased from USA Payments the patent covering the “3-in-1 rollover” functionality pursuant to a Patent Purchase and License Agreement for $10.0 million. Under that agreement, the Company granted USA Payments a nonexclusive license to use the patent other than in the gaming industry.

Casino Credit Services

Casino Credit Services, LLC was a wholly-owned subsidiary of M&C International during the fiscal year ended December 31, 2006; M&C International has negotiated a definitive agreement pursuant to which all of the membership interests in Casino Credit Services, LLC will be transferred to an unrelated party pending regulatory approval. Casino Credit Services, LLC is a party to an agreement with Central Credit, LLC, a subsidiary of the Company’s, pursuant to which Central Credit provides gaming patron credit bureau services to Casino Credit Services in response to requests from gaming establishments located in Michigan. During the year ended December 31, 2006, the Company received approximately $126,000 in connection with the performance of services pursuant to the agreement and made payments in the aggregate amount of $91,000 to Casino Credit Services, LLC. In connection with the proposed sale by M&C International of all of the membership interests in Casino Credit Services, LLC to an unrelated party pending regulatory approval, Central Credit, LLC and Casino Credit Services, LLC will enter into an agreement pursuant to which Central Credit, LLC will provide to Casino

Credit Services, LLC all of the services that are necessary for Casino Credit Services, LLC to provide gaming patron credit bureau services to gaming establishments located within the State of Michigan for a monthly processing fee of $1,000 per gaming establishment.

Agreements Relating to Secondary Public Offering

In May 2006, M&C International, entities affiliated with Summit Partners, entities affiliated with Tudor Investment Corporation, Kirk Sanford and Harry Hagerty sold shares of common stock of the Company in a public offering pursuant to a Registration Statement on Form S-1 filed by the Company on May 11, 2006. In connection with that offering, the Company, its wholly-owned subsidiary Global Cash Access, Inc. and the selling stockholders entered into an underwriting agreement with the underwriters of such offering.

Agreements Relating to 2004 Recapitalization

The Company and some of its stockholders prior to its initial public offering, including M&C International, entities affiliated with Summit Partners and entities affiliated with Tudor Investment Corporation, are party to a Registration Agreement, a Stockholders Agreement and an Investor Rights Agreement that were executed and delivered in April 2004 in connection with a recapitalization of our ownership that involved a sale by M&C International of a substantial equity interest in us to a number of private equity investors. Messrs. Maskatiya and Cucinotta own 100% of the equity interests in M&C International. Messrs. Kortschak and Fitzgerald are partners and members of various entities affiliated with Summit Partners. As of March 15, 2007, M&C International owned approximately 23.5% of our capital stock, entities affiliated with Summit Partners owned approximately 19.9% of our capital stock, and entities affiliated with Tudor Investment Corporation owned less than 5% of our capital stock.

Registration Agreement

The Registration Agreement provides M&C International and the private equity investors, including entities affiliated with Summit Partners and Tudor Investment Corporation, with rights to cause the Company to register their shares of capital stock on a registration statement filed with the SEC. The Registration Agreement also obligates the stockholders that are party thereto to refrain from selling activities involving the Company’s equity securities following public offerings by the Company.

Under the terms of this agreement, if the Company proposes to register any securities under the Securities Act, either for its own account or for other security holders, the Company must give the holders of registration rights notice of such registration and include a portion of their shares of common stock in such registration if they so choose at the Company’s expense. In addition, some holders of registration rights may require the Company to file a registration statement under the Securities Act at the Company’s expense with respect to their shares of common stock. The Company is required to use its commercially reasonable efforts to effect such registration. All of these registration rights are subject to specific conditions and limitations, among them the right of the underwriters of any offering to limit the number of shares included in such registration and the Company’s right not to effect a registration in specific situations. Under this agreement, the Company has agreed to bear all registration expenses (other than underwriting discounts and commissions and fees), and specific fees and disbursements of counsel of the holders of registration rights. The Company has agreed to indemnify the holders of registration rights against specific liabilities under the Securities Act. A summary of the terms of such registration rights is described below.

Demand Registration Rights.  The holders of at least a majority of the shares held by the private equity investors having registration rights and at least a majority of the shares held by M&C International, including shares transferred by M&C International to Mr. Sanford prior to the consummation of the Company’s initial public offering, can each demand that the Company file a registration statement for those shares. The Company will effect the registration as requested, unless the underwriters decide to limit the number of shares that may be included in the registration due to marketing factors. The Company is only obligated to satisfy three demand registrations for M&C International, two demand registrations for the private equity investors other than entities affiliated with Tudor Investment Corporation, or Tudor, and one demand registration for Tudor, and the Company may defer a registration by up to 90 days under specified circumstances once per 12-month period. In May 2006, the Company and the other parties to the Registration Agreement entered into an amendment to the Registration Agreement in connection with the public offering of shares of common stock of the Company by certain stockholders pursuant to a Registration Statement on Form S-1 filed by the Company on May 11, 2006. Pursuant to the terms of that amendment, the May 2006 offering did not count as either a registration pursuant to the “Demand Registration Rights” described above or a registration pursuant to the “Piggyback Registration Rights” described below.

Piggyback Registration Rights.  If the Company registers any securities for public sale, the shares of the private equity investors having registration rights and the shares held by M&C International, including shares transferred by M&C International to Mr. Sanford prior to the consummation of the Company’s initial public offering, and Banc of America Strategic Investments Corporation, having registration rights, may include their shares in the registration statement. The underwriters have the right to limit the number of shares having registration rights that may be included in the registration statement, and the shares, if any, to be included in the registration statement are allocated 61.75% to the private equity investors, 33.25% to M&C International, including shares transferred by M&C International to Mr. Sanford prior to the consummation of the Company’s initial public offering, and 5% to Banc of America Strategic Investments Corporation.

Form S-3 Registration Rights.  If the Company is eligible to file a registration statement on Form S-3, any holders of the shares having registration rights can demand that the Company file a registration statement on Form S-3 or any similar short-form registration statement, so long as the aggregate offering value of securities to be sold under the registration statement on Form S-3 or any similar short-form registration statement is at least $10 million. The Company may defer a registration by up to 90 days under specified circumstances once per 12-month period. The Company is not obligated to include in any Form S-3 registration that is not underwritten the shares of the private equity investors or M&C International, including shares transferred by M&C International to Mr. Sanford prior to the consummation of the Company’s initial public offering, who would be permitted to sell all of their securities pursuant to Rule 144 during the 90-day period commencing on the effective date of any Form S-3 registration.

Stockholders Agreement

The Stockholders Agreement includes provisions relating to procedures that must be followed in connection with the transfer of unregistered securities.

Investor Rights Agreement

The Investor Rights Agreement includes provisions relating to the Company’s obligation to comply with the periodic reporting obligations of the Exchange Act.

Review, Approval or Ratification of Transactions with Related Persons

Corporate governance guidelines adopted by the Board provide that any transaction that is required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission must be reviewed, approved or ratified by the Audit Committee, the Nominating and Corporate Governance Committee or another committee consisting entirely of independent directors under applicable NYSE rules. The types of transactions covered by this policy include but are not limited to (i) the purchase, sale or lease of assets to or from a related person, (ii) the purchase or sale of products or services to or from a related person, or (iii) the lending or borrowing of funds from or to a related person. Approval of transactions with related persons shall be at the discretion of the reviewing body, but the reviewing body shall consider (A) the consequences to the Company of consummating or not consummating the transaction, (B) the extent to which the Company has a reasonable opportunity to obtain the same or a substantially similar benefit of the transaction from a person or entity other than the related person, and (C) the extent to which the terms and conditions of such transaction are more or less favorable to the Company and its stockholders than the terms and conditions upon which the Company could reasonably be expected to negotiate with a person or entity other than the related person. Further, our code of ethics requires our directors, officers and employees to raise with our chief compliance officer any material transaction or relationship that could reasonably be expected to give rise to a personal conflicts of interest. Our corporate governance guidelines also prohibit the Company’s making of any personal loans to directors, executive officers or their immediate family members, but expressly exclude the issuance of credit cards by Arriva Card, Inc. from this prohibition.

Executive Officers

The following sets forth certain information regarding the Company’s executive officers:

Name	Age	Position

Kirk Sanford	40	President, Chief Executive Officer and Director
Harry C. Hagerty	46	Executive Vice President and Chief Financial Officer
Diran Kludjian	50	Executive Vice President, Sales
Kathryn S. Lever	38	Executive Vice President and General Counsel
Kurt Sullivan	55	Executive Vice President, Check Services and Central Credit
Thomas Sears	47	Executive Vice President, Card Services and Cashless Gaming

Kirk Sanford has served as the Company’s President and Chief Executive Officer since 1999 and was a member of the Company’s management committee when the Company conducted its operations as a limited liability company from 1998 through May 2004. Mr. Sanford joined the Board in March 2005. Before serving as the Company’s Chief Executive Officer, Mr. Sanford was the Company’s Executive Vice President of Sales, Marketing and Product Development from 1998 to 1999. Prior to joining the Company, Mr. Sanford was the general manager of a joint venture between USA Processing, Inc. and BA Merchant Services, Inc. from 1995 to 1998, where he managed the operations, sales, marketing and product development of the joint venture. Prior to this position, Mr. Sanford was Executive Vice President of Sales for Universal Services Association, a start-up merchant payment services company.

Harry C. Hagerty has served as the Company’s Executive Vice President and Chief Financial Officer since July 2004. Before joining the Company’s executive team, Mr. Hagerty was Executive Vice President and Chief Financial Officer of Caesars Entertainment, Inc. from March 2002 to May 2004. Prior to that, he was the Chief Operating Officer of Akula Software, Inc. from October 2001 to March 2002, and Chief Financial Officer from April 2001 to October 2001. From November 1999 to April 2001, he was President of Venator Corporate Advisors. Mr. Hagerty has also served as Managing Director, Investment Banking of BancBoston Robertson Stephens Inc. from March 1998 to November 1999, and Managing Director, Investment Banking of Deutsche Morgan Grenfell Inc. from January 1994 to March 1998.

Diran Kludjian currently serves as the Company’s Executive Vice President, Sales. Prior to assuming this title in 2006, he served as the Company’s Executive Vice President of North American and International Sales since 1999. Prior to that he was Senior Vice President from November 1998 to 1999. Before joining the Company’s executive team, Mr. Kludjian spent five years with First Data Corporation, last serving as a vice president of the Chase Banking Alliance for the entertainment and travel sector. Mr. Kludjian also has 15 years of consumer product sales and marketing experience.

Kathryn S. Lever joined the Company in September 2005 and currently serves as the Company’s Executive Vice President and General Counsel. Prior to joining the Company’s executive team, Ms. Lever engaged in corporate and transactional practice at the law firm of Schreck Brignone from 2001 to 2005. From 2000 to 2001, Ms. Lever engaged in securities practice at the law firm of Catalyst Corporate Finance Lawyers in Vancouver, British Columbia, Canada, and prior to that practiced corporate and commercial litigation in the Vancouver office of McCarthy Tetrault.

Kurt Sullivan joined the Company in December 2000 and currently serves as Executive Vice President, Check Services and Central Credit, where he directs the development and deployment of our QCP Web and ACM products and our QuikCredit and Central Credit check warranty services. Prior to joining the Company, Mr. Sullivan had 22 years of experience in the gaming industry, including 20 years with Circus Circus Enterprises, Inc. He served on the Board of Directors of Circus Circus Enterprises, Inc. and held several management positions, the most recent being senior vice president of operations and general manager. Mr. Sullivan has also worked for the MGM Grand Hotel & Casino and Park Place Entertainment Corporation.

Thomas Sears joined the Company in 2002 and currently serves as Executive Vice President, Card Services and Cashless Gaming. Prior to joining the Company, Mr. Sears spent seven years at Park Place Entertainment as vice president of operations and vice president of interactive strategies. Prior to that, Mr. Sears spent nine years in operations at Harrah’s Entertainment, Inc., including positions in five different markets (Atlantic City, NJ, Reno, NV, Laughlin, CA, Las Vegas, NV and Vicksburg, MS). Mr. Sears began his career at Harrah’s Entertainment, Inc., which was then known as Holiday Inns, Inc., as a labor analyst in 1984 and eventually served as director of finance during the opening of the Vicksburg facility.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2000 and has been appointed by the Board to continue as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2007. Although the Company is not required to seek stockholder approval of its selection of independent registered public accounting firm, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for stockholder rejection and will reconsider its selection of its independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, although we do not expect him or her to do so. The representative is expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2006 and December 31, 2005 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	Year Ended	Year Ended
	December 31,	December 31,
	2006	2005

Audit Fees(1)	$672,556	$235,995
Audit-Related Fees(2)	$93,975	$258,520
Tax Fees	$91,173	—
All Other Fees	—	—

Total	$857,704	$494,515

(1)	Audit Fees include fees for the following professional services:

•	audit of the Company’s annual financial statements;

•	attestation services, technical consultations and advisory services in connection with Section 404 of the Sarbanes-Oxley Act of 2002;

•	reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q;

•	statutory and regulatory audits, consents and other services related to SEC matters; and

•	professional services provided in connection with other statutory and regulatory filings.

(2)	Audit-Related Fees include fees for the following professional services:

•	professional services in connection with securities offerings.

(3)	Tax Fees include fees for tax planning and tax compliance.

Audit-Related Fees for the year ended December 31, 2005 included $256,270 for professional services in connection with our initial public offering. Audit-Related Fees for the year ended December 31, 2006 included $93,975 for professional services in connection with our follow-on public offering.

In making its recommendation to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, the Audit Committee has considered whether services other than audit and audit-related services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by its independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2007

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership as of March 15, 2007, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s Common Stock, (ii) each director and nominee, (iii) the Named Executive Officers (as defined in the “Executive Compensation” section below), and (iv) all current directors and executive officers as a group.

As of March 15, 2007, 82,968,078 shares of the Company’s Common Stock were outstanding. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

	Number of Shares
	Beneficially Owned
Name	Number	Percentage

Directors and Named Executive Officers
Karim Maskatiya(1)	19,522,150	23.5%
Robert Cucinotta(2)	19,522,150	23.5%
Walter G. Kortschak(3)	16,498,478	19.9%
Charles J. Fitzgerald(4)	16,498,478	19.9%
Kirk Sanford(5)	1,501,437	1.8%
E. Miles Kilburn(6)	79,166	*
William H. Harris(7)	75,000	*
Geoff Judge(8)	26,666	*
Fred C. Enlow(9)	22,500	*
Harry C. Hagerty(10)	611,770	*
Diran Kludjian(11)	157,597	*
Kathryn S. Lever(12)	51,504	*
Thomas Sears(13)	174,006	*
Directors and executive officers as a group (14 persons)(14)	38,802,280	46.8%
Persons owning more than 5% of the Company’s common stock
M&C International(15)	19,522,150	23.5%
Summit Partners(16)	16,498,478	19.9%
FMR Corp.(17)	9,773,800	11.8%

*	Less than 1%

(1)	Includes 19,522,150 shares held by M&C International. Mr. Maskatiya disclaims beneficial ownership of shares held by M&C International except to the extent of his pecuniary interest in M&C International. Mr. Maskatiya’s mailing address is c/o M&C International, 643 River Oaks Parkway, San Jose, California 95134.

(2)	Includes 19,522,150 shares held by M&C International. Mr. Cucinotta disclaims beneficial ownership of shares held by M&C International except to the extent of his pecuniary interest in M&C International. Mr. Cucinotta’s mailing address is c/o M&C International, 643 River Oaks Parkway, San Jose, California 95134.

(3)	Consists of 16,498,478 shares held by Summit Partners. Mr. Kortschak disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in Summit Partners. Mr. Kortschak’s address is c/o Summit Partners, L.P., 499 Hamilton Avenue, Suite 200, Palo Alto, California 94301.

(4)	Consists of 16,498,478 shares held by Summit Partners. Mr. Fitzgerald disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in Summit Partners. Mr. Fitzgerald’s address is c/o Summit Partners, L.P., 499 Hamilton Avenue, Suite 200, Palo Alto, California 94301.

(5)	Includes 82,500 shares of common stock held in the name of the Kirk Sanford 2005 Grantor Retained Annuity Trust. Includes 357,985 shares of common stock subject to further vesting restrictions. Includes an option to purchase 842,584 shares of common stock exercisable within 60 days of March 15, 2007. Mr. Sanford’s address is c/o Global Cash Access, Inc., 3525 East Post Road, Suite 120, Las Vegas, Nevada 89120.

(6)	Includes 20,938 shares of common stock subject to vesting restrictions. Includes an option to purchase 54,166 shares of common stock exercisable within 60 days of March 15, 2007.

(7)	Includes 20,938 shares of common stock subject to vesting restrictions. Includes an option to purchase 50,000 shares of common stock exercisable within 60 days of March 15, 2007.

(8)	Includes 10,000 shares of common stock subject to vesting restrictions. Includes an option to purchase 16,666 shares of common stock exercisable within 60 days of March 15, 2007.

(9)	Includes 10,000 shares of common stock subject to vesting restrictions. Includes an option to purchase 12,500 shares of common stock exercisable within 60 days of March 15, 2007.

(10)	Includes 178,993 shares of common stock subject to vesting restrictions. Includes an option to purchase 411,568 shares of common stock exercisable within 60 days of March 15, 2007.

(11)	Includes 12,200 shares of common stock held by Mr. Kludjian’s immediate family. Includes 41,875 shares of common stock subject to vesting restrictions. Includes options to purchase 97,916 shares of common stock exercisable within 60 days of March 15, 2007.

(12)	Includes 18,204 shares of common stock subject to vesting restrictions. Includes an option to purchase 31,250 shares of common stock exercisable within 60 days of March 15, 2007.

(13)	Includes 110,938 shares of common stock subject to vesting restrictions. Includes an option to purchase 58,333 shares of common stock exercisable within 60 days of March 15, 2007.

(14)	See notes 1 through 13.

(15)	M&C International is beneficially owned as to 50.0% by Karim Maskatiya and as to 50.0% by Robert Cucinotta. M&C International’s mailing address is 643 River Oaks Parkway, San Jose, California 95134.

(16)	Includes shares held by Summit Ventures VI-A, L.P., Summit Ventures VI-B, L.P., Summit VI Advisors Fund, L.P., Summit VI Entrepreneurs Fund, L.P. and Summit Investors VI, L.P. Summit Partners, L.P. is the managing member of Summit Partners VI (GP), LLC, which is the general partner of Summit Partners VI (GP), L.P., which is the general partner of each of Summit Ventures VI-A, L.P., Summit Ventures VI-B, L.P., Summit VI Advisors Fund, L.P., Summit VI Entrepreneurs Fund, L.P. and Summit Investors VI, L.P. Summit Partners, L.P. has voting and dispositive authority over the shares held by each of these entities and therefore may beneficially own such shares. Each of Summit Partners, L.P., Summit Partners VI (GP), LLC, Summit Partners VI (GP), L.P. and Summit Master Company, LLC, which is the general partner of Summit Partners, L.P., disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest. The address for each of these entities is 499 Hamilton Avenue, Suite 200, Palo Alto, California 94301.

(17)	As reported on Amendment No. 2 to Schedule 13G, filed February 14, 2007, Edward C. Johnson 3d and FMR Corp. and its wholly owned subsidiary, Fidelity Management & Research Company, has the sole power to vote or to direct the vote of 2,500,500 shares and sole power to dispose or direct the disposition of 9,773,800 shares. The address for FMR Corp. is 82 Devonshire, Boston, MA 02109.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives of Compensation Policies.  The principal objective of the Company’s executive compensation policies is to align the executives’ incentives with the achievement of the Company’s strategic goals, which are in turn designed to enhance stockholder value. In order to achieve that objective, the Company’s executive compensation policies must help the Company attract and retain key personnel who possess the necessary leadership and management skills, motivate key employees to achieve specified goals and ensure that compensation provided to key employees is both fair and reasonable in light of performance and competitive with the compensation paid to executives of similarly situated companies.

The Compensation Committee has the responsibility to approve the overall compensation strategy, administer the Company’s annual and long-term compensation plans, and make all decisions with respect to executive compensation. The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with the objectives described above.

Design of Compensation Policies.  The Company’s executive compensation policies are designed to reward executives in a manner that is proportionate to the achievement of, or performance above, established goals. These goals may be expressed in terms of Company-wide performance, operating segment performance or individual performance, and their achievement may be measured by either operating metrics or financial metrics. Although not preferred by the Compensation Committee, in certain cases, the achievement of goals may be subjective in nature. Where an individual executive has responsibility for a particular business segment, the performance goals of that individual are heavily weighted toward the operational performance of that business segment. Where an individual executive has broader corporate responsibility, the goals are tailored to his or her objectives for the period. Goals may be annual or longer term in nature; correspondingly, elements of compensation may be annual (i.e. base salaries and bonuses) or longer term in nature (i.e. stock-based compensation and incentives).

Elements of Executive Compensation.  The Compensation Committee evaluates both performance and compensation to ensure that executive compensation is serving the objectives of attracting, retaining and motivating key executives. To that end, the Compensation Committee believes executive compensation packages provided by the Company to its key executives should include both cash and stock-based compensation and incentives. Under the Company’s executive compensation policies, cash compensation consists of an annual base salaries and discretionary bonuses, and stock-based compensation and incentives are consist of stock options or awards of restricted stock.

Base Salaries and Bonuses.  We want to provide our key executives with base salaries that provide an appropriate level of assured cash compensation that is sufficient to retain their services. The base salary of each executive officer is determined based upon his or her position, responsibility, qualifications and experience, and reflects consideration of both external comparison to available market data and internal comparison to other executive officers, as well as the individual performance of the executive in the prior period. Base salary amounts are initially determined through the recruitment process and are typically reconsidered annually as part of the Company’s performance review process. The amounts of the base salaries paid to Messrs. Sanford and Hagerty and Ms. Lever are fixed pursuant to the terms of their written employment agreements with the Company. Amounts paid to named executive officers as base salaries are included in the column captioned “Salary ($)” in the Summary Compensation Table below.

We believe that cash incentive bonuses can serve to motivate executive officers to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock-based compensation. In addition to earning base salaries, each of our named executive officers is eligible to receive a discretionary bonus in an amount determined by the Board. In the case of bonuses to be paid to named executive officers other than our chief executive officer, the amount of such bonuses are determined in consultation with the chief executive officer and other members of management. The Compensation Committee reviews and approves discretionary bonus amounts. The amounts of discretionary bonuses are most heavily influenced by the extent to which established goals are achieved or exceeded. In determining discretionary bonus amounts, the Board may take into account subjective considerations including the executive’s level of responsibility, individual performance, contributions to the Company’s success, Company performance, market data and other factors such as competitive or retention concerns. Amounts paid to named executive officers as discretionary bonuses are included in the column captioned “Bonus ($)” in the Summary Compensation Table below.

Stock-Based Compensation and Incentives.  We believe that the award of stock-based compensation and incentives is an effective way of aligning the executives’ interests with the goal of enhancing stockholder value. To that end, stock options and awards of restricted stock may be granted to executives and other employees under the Company’s 2005 Stock Incentive Plan. The Compensation Committee is authorized to approve the grant of stock options and awards of restricted stock to employees other than executive officers within ranges prescribed by the Board. The approval of the Board is required for the grant of stock options or awards or restricted stock to executive officers or to employees other than executive officers if in excess of the ranges prescribed by the Board.

Because of the direct relationship between the value of an option or restricted stock award, on the one hand, and the stock price, on the other, we believe that stock options and restricted stock awards motivate executives to manage the Company’s business in a manner that is consistent with stockholder interests. Stock option and restricted stock grants are intended to focus the attention of the recipient on the Company’s long-term performance which we believe results in improved stockholder value. Through the grant of stock options and restricted stock grants that vest over time, we can align executives’ interests with the long-term interests of our stockholders who seek appreciation in the value of our common stock. To that end, the stock options and restricted stock awards that we grant to executives typically vest and become fully-exercisable over a four-year period, subject, in certain cases, to accelerated vesting upon the occurrence of certain events such as termination of employment without cause or changes in control of the Company. The grant of stock options and restricted stock awards also provides significant long-term earnings potential in a competitive market for executive talent.

In the past, we have typically granted stock options to executives shortly following the commencement of their employment, and restricted stock awards as part of our regular performance review process. Our policy is to award stock options with an exercise price equal to the closing price of our stock on the New York Stock Exchange on the date of grant. The principal factors considered in granting stock options or restricted stock awards to executives are prior performance, level of responsibility, the amounts of other compensation attainable by the executive and the executive’s ability to influence the Company’s long-term growth and profitability. However, the 2005 Stock Incentive Plan does not provide any quantitative method for weighing these factors and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as anticipated future performance.

The compensation associated with stock options and restricted stock awards granted to named executive officers as are included in the Summary Compensation Table and other tables below.

Retirement Plans.  We have established and maintain a retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986 (the “Code” ) to cover our eligible employees, including our executive officers. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to the 401(k) plan. Our 401(k) plan is intended to constitute a qualified plan under Section 401(a) of the Code and its associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. We make contributions to the 401(k) plan for the benefit of certain executive officers.

Severance Benefits and Change in Control Payments.  In order to retain the ongoing services of certain of the named executive officers, we have provided the assurance and security of severance benefits and change in control payments. As described more fully below under the caption “Employment Contracts, Termination of Employment and Change in Control Arrangements,” certain of the named executive officers are entitled to the payment of salary continuation and the payment of target bonus amounts in the event of the termination of employment without cause, payment of severance payments and tax “gross up” payments in the event of the termination of employment without cause within 12 months after a change in control of the Company and accelerated vesting of stock options and restricted stock awards in such events. Our employment agreements with such named executive officers also provide for continued health and other welfare benefits following termination of employment. We believe that these severance benefits and change in control payments reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time, and that providing such benefits should eliminate, or at least reduce, the reluctance of senior executives to pursue potential change in control transactions that may be in the best interests of stockholders. We believe that these benefits are appropriate in size relative to the overall value of the Company.

Other Compensation Plans.  The Company has adopted general employee benefit plan in which named executive officers are permitted to participate on parity with other employees. The named executive officers, together with other executives, are entitled to reimbursement of certain out-of-pocket payments incurred for health care.

Other Perquisites.  We annual review the perquisites that our named executive officers receive. During 2006, we paid membership dues on behalf of Mr. Sears for a country club so that he has an appropriate entertainment forum for customers and potential customers. During 2006, we also paid certain expenses associated with the obtaining and maintenance of a work visa for Ms. Lever. These amounts are reflected in the column captioned “All Other Compensation ($)” in the Summary Compensation Table below.

Non-Compensatory Payments to Chief Executive Officer.  In May 2006, the Board consented to Mr. Sanford receiving a cash payment in the amount of $4.7 million from M&C International in respect of certain tax liabilities incurred by him as a result of the forgiveness in 2005 of certain indebtedness owed by Mr. Sanford to M&C International, a payment in 2005 for advisory services to Mr. Sanford and the redemption of Mr. Sanford’s interest in M&C International in 2005. In November 2006, the Board consented to Mr. Sanford receiving a personal gift from Mr. Maskatiya, made entirely from Mr. Maskatiya’s personal assets and without any use of Company assets or funds, of an automobile and related accessories having a fair market value at the time of the gift of not more than $200,000. Neither of these payments involved the use of the Company’s assets and neither of these payments were in consideration of services rendered by Mr. Sanford. Although the terms of Mr. Sanford’s employment agreement with us required the Board’s consent to Mr. Sanford’s receipt of these payments, one stems from Mr. Sanford’s prior arrangements with M&C International and the other was a personal gift; accordingly, they were not taken into account in determining Mr. Sanford’s compensation for 2006 or 2007 and are not reflected in the Summary Compensation Table below.

Summary Compensation Table for 2006

The following table sets forth certain information concerning compensation of each person that served as the principal executive officer or principal financial officer of the Company during the fiscal year ended December 31, 2006, and the three other most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”):

					Non-Equity
			Stock		Incentive Plan		All Other
		Salary	Awards		Compensation		Compensation		Total
Name and Principal Position	Year	($)	($)(1)		($)		($)		($)

Kirk Sanford	2006	$297,500	$3,672,472	(2)	$350,000	(3)	$9,969	(4)	$4,329,941
Principal Executive Officer
Harry C. Hagerty	2006	$300,000	$1,836,227	(5)	$250,000	(6)	$12,616	(7)	$2,398,843
Principal Financial Officer
Diran Kludjian	2006	$200,000	$508,500	(8)	$270,579	(9)	$12,317	(10)	$991,396
Executive Vice President, Sales
Thomas Sears	2006	$195,000	$254,250	(11)	$150,000	(12)	$22,298	(13)	$621,548
Executive Vice President, Card Services and Cashless Gaming
Kathryn S. Lever	2006	$220,000	$190,688	(14)	$110,000	(15)	$19,254	(16)	$539,942
Executive Vice President and General Counsel

(1)	See Note 2 to our combined and consolidated financial statements for the year ended December 31, 2006 contained in our Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of all assumptions made in connection with the computation of these values.

(2)	Represents the aggregate fair value of the grant of 216,665 shares of restricted stock on March 1, 2006 computed in accordance with SFAS 123(R).

(3)	Represents the amount of a cash bonus paid for performance during fiscal 2006.

(4)	Includes contributions made by the Company of $7,263 under its 401(k) plan for the benefit of Mr. Sanford and reimbursement of $2,706 of out-of-pocket health care expenses.

(5)	Represents the aggregate fair value of the grant of 108,332 shares of restricted stock on March 1, 2006 computed in accordance with SFAS 123(R).

(6)	Represents the amount of a cash bonus paid for performance during fiscal 2006.

(7)	Includes contributions made by the Company of $7,500 under its 401(k) plan for the benefit of Mr. Hagerty, reimbursement of $3,566 of out-of-pocket health care expenses and reimbursement of life insurance premiums of $1,550 paid by Mr. Hagerty.

(8)	Represents the aggregate fair value of the grant of 30,000 shares of restricted stock on March 1, 2006 computed in accordance with SFAS 123(R).

(9)	Represents sales commissions of $170,579 and a cash bonus of $100,000 paid for performance during fiscal 2006.

(10)	Includes contributions made by the Company of $7,500 under its 401(k) plan for the benefit of Mr. Kludjian and reimbursement of $4,817 of out-of-pocket health care expenses.

(11)	Represents the aggregate fair value of the grant of 15,000 shares of restricted stock on March 1, 2006 computed in accordance with SFAS 123(R).

(12)	Represents the amount of a cash bonus paid for performance during fiscal 2006.

(13)	Includes contributions made by the Company of $7,500 under its 401(k) plan for the benefit of Mr. Sears, reimbursement of $3,890 of out-of-pocket health care expenses and payment of $10,908 as reimbursement and gross up of quarterly dues paid to a country club for the benefit of Mr. Sears.

(14)	Represents the aggregate fair value of the grant of 11,250 shares of restricted stock on March 1, 2006 computed in accordance with SFAS 123(R).

(15)	Represents the amount of a cash bonus paid for performance during fiscal 2006.

(16)	Includes contributions made by the Company of $7,500 under its 401(k) plan for the benefit of Ms. Lever, reimbursement of $5,026 of out-of-pocket health care expenses and $6,728 in expenses incurred by the Company in connection with Ms. Lever’s immigration status.

Grants of Plan Based Awards in 2006

The following table sets forth certain information concerning grants of awards made to each Named Executive Officer during the fiscal year ended December 31, 2006:

		All Other Stock Awards:
	Grant	Number of Shares of
Name	Date	Stock or Units (#)(1)

Kirk Sanford	3/1/06	216,665
Harry C. Hagerty	3/1/06	108,332
Diran Kludjian	3/1/06	30,000
Thomas Sears	3/1/06	15,000
Kathryn S. Lever	3/1/06	11,250

(1)	Represents shares of restricted stock granted under the Company’s 2005 Stock Incentive Plan which vest over time, subject to the continued employment of the recipient.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Employment Agreements

Sanford Employment Agreement

The Company is party to an employment agreement with Mr. Sanford (the “Sanford Agreement”) for a term of three years following the consummation of the Company’s initial public offering in October 2005, at a base annual salary of $297,500 and eligibility for a discretionary bonus in an amount to be determined by the Board in its sole discretion. In addition, the Sanford Agreement provides Mr. Sanford with a pro rated partial target bonus equal to two-thirds of his base salary for the year in which his employment is terminated and one year’s salary continuation and target bonus equal to two-thirds of his base salary in the event his employment is terminated without cause. Further, the Sanford Agreement provides Mr. Sanford with severance payments in the aggregate amount of 2.99 times the sum of his most recent year’s base annual salary and a target bonus equal to two-thirds of such base salary in the event his employment is terminated without cause within 12 months after a change in control of us. Additionally, the Sanford Agreement provides for a tax “gross-up” in the event that he is subject to an excise tax in the event of any benefit he receives is deemed to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). Mr. Sanford’s severance benefits are conditioned upon him executing releases in favor of the Company. In addition, Mr. Sanford has agreed not to perform services for or to receive any compensation or other remuneration from entities affiliated with Messrs. Maskatiya and Cucinotta, including M&C International and USA Payments. The Sanford Agreement was amended to permit the Company to delay the payment of any amount or provision of any benefits under the agreement to the extent necessary to comply with Section 409A of the Code.

Hagerty Employment Agreement

The Company is party to an employment agreement with Mr. Hagerty (the “Hagerty Agreement”) for a term of three years starting in July 2004, at a base annual salary of $300,000 and eligibility for a discretionary bonus of $200,000. In addition, the Hagerty Agreement provides Mr. Hagerty with a pro rated partial target bonus equal to two-thirds of his base salary for the year in which his employment is terminated, one year’s salary continuation and target bonus equal to two-thirds of his base salary and full accelerated vesting of his stock option in the event his employment is terminated without cause. The Hagerty Agreement also provides for full accelerated vesting of his stock option upon the occurrence of specified events, including an acquisition of us or a change in control of the Company. Further, the employment agreement provides Mr. Hagerty with severance and noncompete payments in the aggregate amount of 2.99 times the sum of his most recent year’s base annual salary plus a target bonus equal to two-thirds of such base salary in the event his employment is terminated without cause within 12 months after a change in control of the Company. Additionally, the Hagerty Agreement provides for a tax “gross-up” in the event that he is subject to an excise tax in the event of any benefit he receives is deemed to constitute an “excess parachute payment” under Section 280G of the Code. Mr. Hagerty’s severance benefits are conditioned upon him executing releases in favor of us. Mr. Hagerty’s employment agreement also contains a noncompetition covenant lasting for two years after termination of his employment and a nonsolicitation covenant lasting for one year after termination of his employment. The Hagerty Agreement was amended to permit the Company to delay the payment of any amount or provision of any benefits under the agreement to the extent necessary to comply with Section 409A of the Code.

Lever Employment Agreement

The Company is party to an employment agreement with Ms. Lever (the “Lever Agreement”) for a term of three years starting in September 2005, at a base annual salary of $220,000 and eligibility for a discretionary bonus in an amount to be determined by the Board in consultation with the Company’s Chief Executive Officer. In addition, the Lever Agreement provides Ms. Lever with a pro rated partial target bonus equal to one-half of her base salary for the year in which her employment is terminated, one year’s salary continuation and a target bonus equal to one-half of her base salary in the event her employment is terminated without cause. Ms. Lever’s severance benefits are conditioned upon her executing releases in favor of the Company and agreeing to a noncompetition covenant lasting for two years after termination of her employment. The Lever Agreement was amended to permit the Company to delay the payment of any amount or provision of any benefits under the agreement to the extent necessary to comply with Section 409A of the Code.

The Company does not have written employment agreements with any of the Company’s other executive officers or employees.

The following table sets forth the estimated payments and benefits to the Named Executive Officers based upon (A) a hypothetical termination without cause of each executive’s employment on December 31, 2006 that is not in connection with a change in control of us, (B) a hypothetical change in control of us on December 31, 2006, and (C) a hypothetical termination without cause of each executive’s employment on December 31, 2006 in connection with a change in control of us:

	Mr. Sanford		Mr. Hagerty		Mr. Kludjian	Mr. Sears	Ms. Lever

Termination without cause
Salary continuation and bonus	$694,167		$700,000		—	—	$440,000
Accelerated vesting of stock options and restricted stock(1)	$5,201,641		$4,219,778		—	—	—
Continued group medical coverage	$24,398	(2)	$7,444	(4)	—	—	$16,466	(6)
Change in control
Accelerated vesting of stock options and restricted stock	—		$4,219,778		—	—	—
Termination without cause in connection with change in control
Salary continuation and bonus	—		—		—	—	$440,000
Lump sum severance payments	$1,482,542		$1,495,000		—	—	—
Tax gross up payments	$1,693,064	(3)	$1,116,397	(5)	—	—	—
Accelerated vesting of stock options and restricted stock(1)	$5,201,641		$4,219,778		$756,881	$360,118	$298,089

(1)	Based upon the closing market price of $16.23 per share of the Company’s common stock on December 29, 2006.

(2)	Estimated value of Mr. Sanford’s continued coverage under our group health insurance plans through September 28, 2008 based upon historical cost.

(3)	Estimated value of the tax “gross up” payment to which Mr. Sanford would be entitled in respect of the excise tax imposed under Section 4999 of the Internal Revenue Code.

(4)	Estimated value of Mr. Hagerty’s continued coverage under our group health insurance plans through July 12, 2007 based upon historical cost.

(5)	Estimated value of the tax “gross up” payment to which Mr. Hagerty would be entitled in respect of the excise tax imposed under Section 4999 of the Internal Revenue Code, assuming an effective tax rate of 36%.

(6)	Estimated value of Ms. Lever’s continued coverage under our group health insurance plans through September 12, 2008 based upon historical cost.

Acceleration of Vesting of Stock Options and Restricted Stock Bonus Agreements

The agreements pursuant to which the Company granted stock options and shares of restricted stock to Mr. Hagerty provide for full acceleration of vesting in the event of an acquisition of the Company, a change in control of the Company or the termination of Mr. Hagerty’s employment without cause at any time.

The agreements pursuant to which the Company granted stock options and shares of restricted stock to Messrs. Sanford, Kludjian, Sears and Sullivan and Ms. Lever provide for full acceleration of vesting of the portions of the stock options and restricted stock award that are neither assumed nor replaced by a successor corporation after an acquisition of the Company, and for full acceleration of vesting of the portions of the stock options and restricted stock awards that are assumed or replaced in the event that the respective executive’s employment is terminated without cause within 18 months after an acquisition of the Company. The agreements further provide for full acceleration of the vesting of the stock options and restricted stock awards in the event that the respective executive’s employment is terminated without cause within 18 months after a change in control of us. Further, Mr. Sanford’s stock option agreement and restricted stock award provides for full acceleration in the event of the termination of his employment without cause at any time.

Outstanding Equity Awards at December 31, 2006

The following table sets forth certain information concerning unexercised options, stock that has not vested and equity incentive plan awards for each Named Executive Officer outstanding as of the end of the fiscal year ended December 31, 2006:

	Option Awards
	Number of	Number of
	Securities	Securities			Stock Awards
	Underlying	Underlying			Number of Shares	Market Value of
	Unexercised	Unexercised	Option	Option	or Units of Stock	Shares or Units of
	Options (#)	Options (#)	Exercise	Expiration	That Have Not	Stock That Have
Name	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Not Vested ($)

Kirk Sanford	692,122	752,308	$13.99	1/7/2015	216,665	$3,516,473
Harry C. Hagerty	336,338	285,877	$8.05	9/1/2014	108,332	$1,758,228
Diran Kludjian	47,916	52,084	$13.99	1/7/2015	30,000	$486,900
	31,250	68,750	$14.00	9/22/2015	—	—
Thomas Sears	47,916	52,084	$13.99	1/7/2015	15,000	$243,450
Kathryn S. Lever	23,437	51,563	$13.99	9/12/2015	11,250	$182,588

Option Exercises and Stock Vested in 2006

The following table sets forth certain information concerning each exercise of stock options and each vesting of stock, including restricted stock, for each Named Executive Officer during the fiscal year ended December 31, 2006:

Option Awards
	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)

Kirk Sanford	—	—
Harry C. Hagerty	100,000	$695,000
Diran Kludjian	—	—
Thomas Sears	—	—
Kathryn S. Lever	—	—

Pension Benefits in 2006

During the fiscal year ended December 31, 2006, there were no plans that provide for payments or other benefits at, following, or in connection with retirement of any Named Executive Officer.

Nonqualified Deferred Compensation in 2006

During the fiscal year ended December 31, 2006, there were no defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified to any Named Executive Officer.

We have established and maintained a retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986, or the Code, to cover our eligible employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to the 401(k) plan. Our 401(k) plan is intended to constitute a qualified plan under Section 401(a) of the Code and its associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. During fiscal 2006, we made matching contributions on behalf of the Named Executive Officers as described in the Summary Compensation Table for 2006 set forth above and the related footnotes thereto.

Director Compensation in 2006

The following table sets forth certain information concerning the compensation of our directors for the fiscal year ended December 31, 2006:

	Fees Earned or		Stock		Option
Name	Paid in Cash ($)		Awards ($)		Awards ($)		Total ($)

Karim Maskatiya	—		—		—		—
Walter G. Kortschak	$13,403		—		—		$13,403
Robert Cucinotta	—		—		—		—
Charles J. Fitzgerald	$10,000		—		—		$10,000
Kirk Sanford	—		—		—		—
E. Miles Kilburn	$40,000		$254,250	(1)		(2)	$294,250
William H. Harris	$25,000		$254,250	(3)		(4)	$279,250
Geoff Judge	$7,986	(7)	—		$680,389	(5)	$688,375
Fred C. Enlow	$3,944	(7)	—		$724,802	(6)	$728,746

(1)	Represents the aggregate fair value of the grant of 15,000 shares of restricted stock on March 1, 2006 computed in accordance with SFAS 123(R). All of such shares of restricted stock were outstanding as of December 31, 2006.

(2)	As of December 31, 2006, Mr. Kilburn held an option to purchase an aggregate of 100,000 shares of common stock.

(3)	Represents the aggregate fair value of the grant of 15,000 shares of restricted stock on March 1, 2006 computed in accordance with SFAS 123(R). All of such shares of restricted stock were outstanding as of December 31, 2006.

(4)	As of December 31, 2006, Mr. Harris held an option to purchase an aggregate of 100,000 shares of common stock.

(5)	Represents the aggregate fair value of the grant on September 5, 2006 of an option to purchase 100,000 shares of common stock computed in accordance with SFAS 123(R). As of December 31, 2006, Mr. Judge held an option to purchase an aggregate of 100,000 shares of common stock.

(6)	Represents the aggregate fair value of the grant on October 20, 2006 of an option to purchase 100,000 shares of common stock computed in accordance with SFAS 123(R). As of December 31, 2006, Mr. Enlow held an option to purchase an aggregate of 100,000 shares of common stock.

(7)	Represents pro rated annual fees for partial year service.

All non-employee directors that are not affiliated with a principal (i.e. greater than 10%) stockholder of the Company will receive an annual fee of $20,000. In addition, each member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that is independent, within the meaning of the applicable rules of the New York Stock Exchange receives an additional annual fee of $5,000 and the chairman of the Company’s Audit Committee will receive a further additional annual fee of $5,000. In addition, each non-employee director that is not affiliated with a principal stockholder of the Company will be granted, upon the director’s initial appointment to the Board, an option to purchase 100,000 shares of the Company’s Common Stock under the Company’s 2005 Stock Incentive Plan. The exercise price for these options is the fair market value of the Company’s Common Stock at the time of the grant of the stock options. For each grant, one eighth of the options will vest after six months of service as a director, and the remainder will vest ratably in equal monthly installments over the succeeding forty-two months; provided, however, that the options will vest in their entirety upon a change of control of the Company. The options have a term of ten years.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Board or Compensation Committee and any member of the Board or compensation committee of any other companies, nor has such interlocking relationship existed in the past.

EQUITY COMPENSATION PLANS

The following table sets forth information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s stockholders as well as compensation plans that were not approved by the Company’s stockholders. Information in the table is as of December 31, 2006. The amounts in columns (a) do not include shares of restricted stock issued and outstanding under the Company’s 2005 Stock Incentive Plan.

Number of Securities
Remaining Available
	Number of Securities		for Future Issuance
	to be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price	Compensation
	Outstanding	of Outstanding	Plans (Excluding
	Options, Warrants	Options,Warrants	Securities Reflected
	and Rights	and Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders(1)	3,625,135	$14.20	2,004,131	(3)
Equity compensation plans not approved by stockholders(2)	622,215	$8.05	—
Total/Weighted Average/Total	4,247,350	$13.30	2,004,131

(1)	Represents shares of the Company’s Common Stock issuable upon exercise of options outstanding under the Company’s 2005 Stock Incentive Plan.

(2)	Represents shares of the Company’s Common Stock issuable upon exercise of an option outstanding under the Notice of Stock Option Award and Stock Option Award Agreement, dated September 1, 2004, by and between the Company and Harry C. Hagerty (the “Hagerty Option”). Under the terms of the Hagerty Option, Mr. Hagerty may only exercise the Hagerty Option as to vested shares. 25% of the shares subject to the Hagerty Option vested on July 12, 2005 and 1/48 of the shares subject to the Hagerty Option vest on the 12th day of each month thereafter. In the event of the termination of Mr. Hagerty’s employment with the Company without “cause” or for “good reason”, all of the shares subject to the Hagerty Option shall immediately vest. In addition, all of the shares subject to the Hagerty Option will immediately vest upon the acquisition or change in control of the Company. Mr. Hagerty may exercise the Hagerty Option as to any vested shares one hundred eighty (180) days following (X) the date upon which his employment with the Company terminates, if the Company’s common stock is traded on a national securities exchange or quotation system at the time of termination, or (Y) the date upon which the Company’s common stock first becomes traded on a national securities exchange or quotation system if the Company’s common stock is not traded on a national securities exchange or quotation system at the time of termination.

(3)	Under the annual refresh provisions of the Company’s 2005 Stock Incentive Plan, the total number of shares reserved for issuance upon exercise of stock options was increased by 2,469,376 on January 1, 2007.

REPORT OF COMPENSATION COMMITTEE

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE COMPENSATION COMMITTEE

Walter G. Kortschak
Charles J. Fitzgerald
E. Miles Kilburn

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee of the Board consists of Messrs. Kilburn, Harris and Judge. Mr. Kilburn serves as Chairman of the Committee. The Board has determined that each member of the Audit Committee meets the experience requirements of the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission, as currently applicable to the Company. The Board has also determined that each member of the Audit Committee meets the independence requirements of the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission, as currently applicable to the Company.

The Audit Committee operates under a written charter approved by the Board. A copy of the charter is available on our website at www.globalcashaccess.com.

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee annually recommends to the Board the appointment of an independent registered public accounting firm to audit the consolidated financial statements and internal controls over financial reporting of the Company and meets with such personnel of the Company to review the scope and the results of the annual audits, the amount of audit fees, the Company’s internal controls over financial reporting, the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K and other related matters.

The Audit Committee has reviewed and discussed with management the consolidated financial statements for fiscal year 2006 audited by Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and management’s assessment of internal controls over financial reporting. The Audit Committee has discussed with Deloitte &Touche LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61. The Audit Committee has also received the written disclosures and the letter from Deloitte &Touche LLP required by Independence Standards Board Standard No. 1, and has discussed with Deloitte &Touche LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee and the Board also have recommended, subject to stockholder ratification, the selection of Deloitte &Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007.

MEMBERS OF THE AUDIT COMMITTEE

E. Miles Kilburn
William H. Harris
Geoff Judge

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than 10 percent of the Company’s Common Stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received and written representations from certain Reporting Persons that no such forms were required, the Company believes that during fiscal 2006, all Reporting Persons complied with the applicable filing requirements on a timely basis. Forms 4 for the following four purchases of Common Stock from the Company pursuant to its directed share program in connection with its initial public offering in October 2005 were filed late: one purchase by Thomas Sears, one purchase by Diran Kludjian and two purchases by members of Diran Kludjian’s immediate family sharing the same household.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, GLOBAL CASH ACCESS HOLDINGS, INC., 3525 EAST POST ROAD, SUITE 120, LAS VEGAS, NEVADA, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE FISCAL 2006 REPORT, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

Kirk Sanford
Chief Executive Officer

April 13, 2007
Las Vegas, Nevada

AMERICAN STOCK TRANSFER
59 MAIDEN LANE
PLAZA LEVEL
NEW YORK, NY 11219
VOTE BY INTERNET — www.proxyvote.com
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ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Global Cash Access Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Global Cash Access Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GLOBO1	KEEP THIS PORTION FOR YOUR RECORDS
r
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLOBAL CASH ACCESS HOLDINGS, INC.
Vote on Proposals
Proposal 1.

To elect the following Class II directors of the Board of Directors to serve until the 2010 annual meeting of stockholders or until their successors have been duly elected and qualified:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:		☐	☐	☐

01)	Robert Cucinotta
02)	Charles J. Fitzgerald
03)	Geoff Judge

Proposal 2	For	Against	Abstain
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

MARK HERE IF YOUR MAILING ADDRESS CHANGED. PLEASE DETAIL THE CHANGE ON THE REVERSE.			☐

PLEASE INDICATE IF YOU PLAN ON ATTENDING THE ANNUAL STOCKHOLDERS’ MEETING	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY	GLOBAL CASH ACCESS HOLDINGS, INC.	PROXY
3525 East Post Road, Suite 120, Las Vegas, Nevada 89120

This Proxy is Solicited on Behalf of the Board of Directors of
Global Cash Access Holdings, Inc.
for the Annual Meeting of Stockholders to be held May 4, 2007
     The undersigned holder of Common Stock, par value $.001, of Global Cash Access Holdings, Inc. (the “Company”) hereby appoints Kirk Sanford and Harry C. Hagerty, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 4, 2007 at 9:00 a.m., Pacific Daylight Time, at the Green Valley Ranch Resort, Spa and Casino, 2300 Paseo Verde Drive, Henderson, Nevada 89052, and at any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.
     This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 REGARDING THE ELECTION OF THE CLASS II DIRECTOR NOMINEES AND “FOR” PROPOSAL 2 REGARDING THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.
     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)